Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quest Diagnostics Incorporated of our report dated February 21, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Quest Diagnostics Incorporated's Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Florham Park, NJ
October 24, 2019